EXHIBIT 99.1
LINN ENERGY TO ACQUIRE MID-CONTINENT OIL AND GAS PROPERTIES FROM DOMINION RESOURCES, INC.
FOR $2.05 BILLION; ANNOUNCES $1.5 BILLION COMMITMENT OF PRIVATE EQUITY
Houston, Texas, July 2, 2007 — Linn Energy, LLC (Nasdaq: LINE) announced today that it has signed a definitive purchase agreement to acquire certain oil and gas properties in the Mid-Continent from Dominion Resources, Inc. (NYSE: D) for a contract price of $2.05 billion, subject to customary purchase price adjustments. These properties provide a balanced portfolio of high quality resource and exploitation plays which will complement Linn Energy’s current assets and development strategy. In addition, these assets are managed by an experienced staff, located in Oklahoma City and in several field offices. Linn Energy plans to extend offers of employment to the existing employees and operate the acquired assets from their present facilities.
As described more fully below, Linn Energy also executed unit purchase agreements for a private placement of $1.5 billion of equity securities to third party investors, led by Lehman Brothers MLP Opportunity Fund and co-led by Zimmer Lucas Partners, LLC and GPS Partners LLC. The securities consist of 13 million units and 35 million class D units, or a total of 48 million units, at a blended price per unit of $31.25. The Company anticipates that the private placement will close simultaneously with the acquisition on or before October 1, 2007. In addition, Linn Energy expects the acquisition will provide an increase in its borrowing base from $765 million to approximately $1.6-$1.8 billion. Management believes that the proceeds from the equity private placement, together with funds available under the Company’s credit facility, will fully fund the purchase price of the acquisition and that additional equity financing will not be necessary.
Linn Energy expects that the acquisition will be immediately and significantly accretive to distributable cash flow per unit in excess of the anticipated distribution increase. Management currently intends to recommend to the Board of Directors an increase in the cash distribution to an annual rate of $2.52 per unit beginning in the fourth fiscal quarter of 2007, which represents an approximately 11% increase over the currently anticipated annual rate of $2.28 per unit beginning in the second fiscal quarter of 2007. The Company plans to retain the additional accretion to strengthen its coverage ratios in the short-term and will consider further distribution increases in the future.
“This is a transforming event for our company which demonstrates our ability to move quickly and take advantage of a remarkable acquisition opportunity,” said Michael C. Linn, Chairman, President and Chief Executive Officer of Linn Energy. “In addition to doubling our total proved reserve base to approximately 1.6 Tcfe, this acquisition will establish Linn Energy as one of the top producers in the Mid-Continent and will significantly increase our inventory of development opportunities for future growth potential. This transaction is highly accretive and will allow us to increase distributions to our unitholders as well as strengthen our coverage ratios. We will finance the acquisition with a combination of private equity and bank debt to preserve our balance sheet flexibility and position us for additional consolidation opportunities in the future.”
Operational highlights:
•	$2.05 billion acquisition will position Linn Energy as a leading producer in the Mid-Continent

•	Complements existing assets and adds over 2,500 producing wells in Oklahoma, the Texas Panhandle and Kansas

•	Proved reserves of over 760 Bcfe (over 75% proved developed)

•	Reserves mix: approximately 93% natural gas and natural gas liquids and 7% oil

•	Proved reserve life index of approximately 15 years

•	Significant growth opportunities with over 2 Tcfe of proved and potential reserves from over 3,000 drilling locations
•	Profile of pro forma Linn Energy
o	Total proved reserves of approximately 1.6 Tcfe

o	Reserve life index of approximately 20 years

o	Over 5,000 drilling locations
Financial highlights:
•	Expected 2008 EBITDA multiple of approximately 6.0x-6.5x

•	Immediately and significantly accretive to distributable cash flow per unit
o	Expected increase in distribution to $2.52 per unit beginning in Q4 2007

o	Significant additional accretion expected to add materially to coverage ratios

o	Additional distribution increases will be considered in the future
•	Acquisition fully funded through concurrent private placement of equity and increased borrowing capacity

•	Positive balance sheet impact
o	Borrowing base anticipated to increase from $765 million to approximately $1.6-$1.8 billion

o	Anticipated undrawn capacity of approximately $500-$700 million

o	RBC Capital Markets (lead) and BNP Paribas (co-lead) have provided a firm commitment of $1.9 billion to backstop the new credit facility

o	Material improvement in pro forma credit statistics should allow Linn Energy to term out a significant portion of bank debt in the bond market on attractive terms
•	Intention to hedge significant additional production for up to five years

•	The transactions, combined with the Company’s substantial oil and gas hedge positions, provide significant financial and operational capacity to acquire additional assets in the future
Concurrent with the acquisition, Linn Energy executed unit purchase agreements for the private placement of $1.5 billion of units and class D units. The class D units represent a new class of equity in Linn Energy and, if approved by a unitholder vote, will convert into units on a one-for-one basis. The Company has agreed to hold a special meeting of unitholders to consider the conversion as soon as feasible but no later than 120 days from the closing date. The issuance of the units and class D units is subject to certain closing conditions, including the closing of the acquisition and other customary closing conditions.
Lehman Brothers Inc., Citigroup Global Markets Inc. and RBC Capital Markets Corporation acted as lead placement agents in the private placement. Jefferies Randall & Dewey acted as lead financial advisor to Linn Energy in the acquisition, and RBC Capital Markets and Citigroup acted as co-advisors. Vinson & Elkins LLP represented Linn Energy in the private placement and the acquisition.
ABOUT LINN ENERGY
Linn Energy is an independent oil and gas company focused on the development and acquisition of long-lived properties which complement its asset profile in producing basins within the United States. More information about Linn Energy is available on the internet at www.linnenergy.com.

CONTACTS:	Kolja Rockov Executive Vice President and CFO 281-605-4169	Jeanine DeLay Manager, Investor Relations 281-605-4144

This press release includes “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to statements about the transaction described in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for oil, natural gas and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s 2006 Annual Report filed on Form 10-K and other public filings and press releases.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy the units nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
The equity securities being offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.